TO BE EFFECTIVE DECEMBER 1, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG MUNICIPAL FUNDS, INC.

         The undersigned Vice President of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Tax-Free Money Fund as an additional class of Common Stock.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES            AUTHORIZED NUMBER OF SHARES

Strong Municipal Advantage Fund                      Investor                   Indefinite
                                                     Advisor                    Indefinite
                                                     Institutional              Indefinite
Strong Municipal Money Market Fund                                              Indefinite
Strong Short-Term High Yield
     Municipal Fund                                  Investor                   Indefinite
                                                     Advisor                    Indefinite
Strong Tax-Free Money Fund                                                      Indefinite "'


         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 10, 2000 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required

         Executed in duplicate this 14th day of November, 2000.

                                              STRONG MUNICIPAL FUNDS, INC.

                                              By:/S/ SUSAN A. HOLLISTER
                                              Susan A. Hollister, Vice President

This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051